                                                                  Exhibit 11.1


                             PRI AUTOMATION, INC.

                  COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                                                    FULLY
                                                                          PRIMARY/(1)/             DILUTED/(1)/
                                                                          ------------             ------------
For the year ended September 30, 1997:
   Common stock outstanding, beginning of the period.................      14,570,920               14,570,920
      Weighted average common stock issued during the period.........         176,691                  234,260
      Assumed exercise of common share options.......................       1,494,174                1,499,646
Less:
   Purchase of common stock under the treasury stock method..........        (586,785)                (528,186)
                                                                          ------------             ------------
      Weighted average number of common and common equivalent
         shares outstanding..........................................       15,655,000              15,776,640
                                                                          ============             ============
            Net income per common share..............................            $1.09                   $1.08
                                                                          ============             ============
For the year ended September 30, 1996:
   Common stock outstanding, beginning of the period.................       13,996,532              13,996,532
      Weighted average common stock issued during the period.........          338,962                 391,480
      Assumed exercise of common stock warrants......................           58,754                  58,752
      Assumed exercise of common share options                               1,222,630               1,231,522
Less:
   Purchase of common stock under the treasury stock method..........         (460,884)               (467,682)
                                                                          ------------             ------------
      Weighted average number of common and common equivalent
         shares outstanding..........................................       15,155,994              15,210,604
                                                                          ============             ============
            Net income per common share..............................            $0.91                   $0.90
                                                                          ============             ============
For the year ended September 30, 1995:
   Common stock outstanding beginning of the period..................        6,352,728               6,352,728
      Weighted average cheap stock outstanding during the period/(2)/          376,338                 376,338
      Weighted average common stock issued during the period.........        5,479,746               5,700,738
      Assumed exercise of common stock warrants......................          225,000                 225,000
      Assumed exercise of common share options.......................          832,212                 665,770
Less:
   Purchase of common stock under the treasury stock method..........         (353,500)               (316,160)
                                                                          ------------             ------------
      Weighted average number of common and common equivalent
         shares outstanding..........................................       12,912,524              13,004,414
                                                                          ============             ============
      Net income per common share                                                $0.59                   $0.58
                                                                          ============             ============
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/(1)/    All common and common equivalent shares have been restated to reflect a
         2-for-1 common stock split effected in the form of a stock dividend.
         See Note G of Notes to Consolidated Financial Statements.

/(2)/    In accordance with the Securities and Exchange Commission Staff
         Accounting Bulletin No. 83, issuances of common stock and common stock equivalents within one year prior to the initial filing date of the registration statement for the Company's initial public offering in October 1994, at share prices less than the mid-point of the estimated initial public offering price range (cheap stock), are considered to have been made in anticipation of the contemplated public offering.
         Accordingly, these equity issuances are treated as issued and outstanding, using the treasury stock method, for all periods presented. See Note B of Notes to Consolidated Financial Statements.